SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 17, 2001

Electrosource, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-16323 (Commission File Number)	74-2466304 (IRS Employer Identification No.)

2809 IH 35 South San Marcos, Texas (Address of principal executive offices)		78666 (Zip Code)

Registrant's telephone number, including area code: (512) 753-6500

Page 1 of 2 Pages

Item 5. Other Events

         The Electrosource, Inc., Board of Directors held a Special Meeting on March 23, 2001. At that meeting Kamkorp, Ltd., the Company's majority shareholder, agreed to accelerate the exercise of its sole, remaining option (1,773,624 shares at $1.00 per share) to purchase the Company's Common Stock. Kamkorp, Ltd., agreed to exercise 1,200,000 shares on or before March 30, 2001 and the balance of 573,624 shares on or before April 30, 2001. At the same meeting, the Board of Directors granted to Kamkorp, Ltd., a new option to purchase 3,000,000 shares of the Company's Common Stock at $1.00 per share to be exercised 300,000 shares per month beginning May 30, 2001 and 300,000 shares each month thereafter through February 28, 2002. Effectivity of this new option was contingent upon Kamkorp's timely exercise of the 1,773,624 shares by 30 April 2001.

         In accordance with the March 23, 2001 agreement, Kamkorp, Ltd. exercised its option to purchase 1,200,000 shares and forwarded funds to the Company on the agreed schedule. Kamkorp did not exercise its option to purchase the remaining 573,624 shares by April 30, 2001. The new option to purchase 3,000,000 shares of the Company's Common Stock failed to become effective as planned. The Company will continue its efforts to secure essential capital.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTROSOURCE, INC.

By: /s/ Donald C. Perriello

Donald C. Perriello Chief Accounting Officer Assistant Corporate Secretary

Date: May 17, 2001